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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 8, 2000, relating to the financial statements and financial highlights of Berger International Fund (formerly Berger/BIAM International Fund), Berger International CORE Fund (formerly Berger/BIAM International CORE Fund) and International Equity Fund (constituting Berger Worldwide Funds Trust, formerly Berger/BIAM Worldwide Funds Trust) and the financial statements and ratios/supplementary data of Berger International Portfolio, formerly Berger/BIAM International Portfolio (the sole portfolio constituting Berger Worldwide Portfolios Trust, formerly Berger/BIAM Worldwide Portfolios Trust) which appear in the September 30, 2000 Annual Reports to Shareholders of Berger International Fund, Berger International CORE Fund and International Equity Fund and to Investors of Berger International Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

Denver, Colorado
January 24, 2001